Exhibit 31

                    CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
                      AND CHIEF FINANCIAL OFFICER PURSUANT
                    TO SECTION 302 OF THE SARBANES-OXLEY ACT


                                 CERTIFICATIONS

 I, William M. Alverson, President, Chief Executive Officer and Chief Financial
                     Officer of Joystar, Inc. certify that:

4. We are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) [language omitted pursuant to SEC Release 34-47986] for the registrant and have:

     (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     (b) [Omitted pursuant to SEC Release 34-47986];

     (c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     (d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred in this quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. We have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

     (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to affect ability to record, process, summarize and report financial information; and

     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 14, 2006              /s/ William M. Alverson
                                   ---------------------------------------------
                                   William M. Alverson, President, Chief
                                   Executive Officer and Chief Financial Officer